EXHIBIT  21


                      Subsidiaries of Thackeray Corporation



NAME OF CORPORATION                                      STATE OF INCORPORATION
-------------------                                      ----------------------


Wholly-owned by Thackeray Corporation
-------------------------------------

Brennand-Paige Industries, Inc. (Dissolved)                       Delaware